EXHIBIT 99.1

ICG Announces Fourth Quarter and Year-End 2013 Financial Results

Company Exits Transformational Year as Pure-Play Cloud Company, Reporting Record Revenue, Strong Balance Sheet and Increase in Its Ownership of Bolt

RADNOR, Pa., Feb. 20, 2014 (GLOBE NEWSWIRE) -- ICG Group, Inc. (Nasdaq:ICGE) ("ICG") today reported its results for the fourth quarter and year ended December 31, 2013.

Revenue was $17.7 million for the fourth quarter of 2013, compared to $9.0 million for the fourth quarter of 2012. Net income for the fourth quarter of 2013 was $200.2 million, or $5.18 per diluted share, compared to net income of $14.7 million, or $0.40 per diluted share, for the corresponding 2012 period. The fourth quarter of 2013 reflects the Procurian sale and the fourth quarter of 2012 reflects the Channel Intelligence and Investor Force sales. Non-GAAP net income (loss) for the fourth quarter of 2013 was $(3.1) million, or $(0.09) per share, compared to a net loss of $(5.6) million, or $(0.16) per share, for the prior year quarter.

Revenue for the full-year ended December 31, 2013 was $59.2 million, compared to $26.6 million for 2012, reflecting an organic year-over-year revenue increase of 38%. Net income for 2013 was $209.1 million, or $5.72 per diluted share, compared to net income of $23.0 million, or $0.63 per diluted share, for the corresponding 2012 period. The 2013 results reflect the Procurian sale and the 2012 results reflect the Channel Intelligence and Investor Force sales. Non-GAAP net income (loss) for the twelve months ended December 31, 2013 was $(15.1) million, or $(0.41) per diluted share, compared to Non-GAAP net income (loss) of $(19.1) million, or $(0.54) per diluted share, for the corresponding 2012 period.

"2013 was a momentous year for ICG. We experienced record growth in all areas of our business, reflecting accelerating customer adoption as a result of our aggressive investments in sales and marketing and technology development," said Walter Buckley, chief executive officer of ICG. "Additionally, the sale of Procurian to Accenture in the fourth quarter of 2013 leaves us with a very strong balance sheet."

Buckley added, "Looking forward, we are enthusiastic about the significant growth potential that lies ahead of us as we continue to leverage the cloud to transform vertical markets. To that end, we increased our ownership in our cloud-based insurance business, Bolt, to approximately 70% at the end of the fourth quarter. Furthermore, fortified by the strength of our balance sheet, we will pursue opportunities to enter new industry-specific vertical markets, as well as identify opportunities to strengthen our current cloud businesses. We are excited to capitalize on the ongoing migration of business processes to the cloud, which will continue to drive revenue and earnings growth in 2014 and beyond."

For the full year of 2014, revenue is expected to be in the range of between $78.0 million and $80.0 million, representing an increase of between 31% and 35% from 2013. Net income (loss) per share is expected to be $(0.36) to $(0.41) per diluted share for the full year of 2014, with a fully diluted weighted average share count of approximately 37.5 million shares.

A reconciliation of the most comparable GAAP financial measure to the non-GAAP measures used above is included with the financial tables at the end of this release.

Please see ICG's website at www.icg.com for more information on ICG, its companies and its fourth quarter 2013 results.

ICG will host a webcast at 10:00 a.m. ET today to discuss its financial results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to www.icg.com and click on the investor relations tab. Then click the link for the fourth quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode by dialing 866-318-8619 or 617-399-5138. The passcode for either is 60387130.

For those unable to participate in the conference call, a replay will be available from February 20, 2014 at 12:00 p.m. ET until February 27, 2014 at 11:59 p.m. ET. To access the replay, dial 888-286-8010 or 617-801-6888. The passcode is 85362063. The replay and slide presentation also can be accessed in the investor relations section of the ICG website at www.icg.com/investors/events-and-presentations/

About ICG

ICG (Nasdaq:ICGE) brings the power of the cloud to industry-specific vertical markets, including the public sector, compliance and insurance markets. ICG is headquartered in Radnor, Pennsylvania. For more information, please go to www.icg.com.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve certain risks and uncertainties, including, but not limited to, risks associated with the effect of economic conditions generally, capital spending by our customers, our ability to retain existing customer relationships and secure new ones, our ability to compete successfully against alternative solutions, our ability to timely and effectively respond to technological developments, our ability to retain key personnel, our ability to have continued access to capital and to deploy capital effectively and on acceptable terms, our ability to maximize value in connection with divestitures, and other risks and uncertainties detailed in ICG's filings with the U.S. Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

ICG Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

Revenue	$ 17,680	$ 9,031	$ 59,201	$ 26,640

Operating Expenses
Cost of revenue	4,935	2,942	17,757	9,459
Sales and marketing	8,335	3,835	28,129	12,355
General and administrative	7,085	8,257	30,960	28,408
Research and development	2,306	2,921	9,032	8,807
Amortization of intangibles	2,259	1,519	8,470	4,837
Impairment related and other	3,525	334	4,292	1,130
Total operating expenses	28,445	19,808	98,640	64,996
Operating income (loss)	(10,765)	(10,777)	(39,439)	(38,356)

Other income (expense):
Other income (loss), net	(4,032)	24,971	(4,210)	57,820
Interest income	77	94	227	397
Interest expense	(408)	(6)	(1,484)	16

Income (loss) before income taxes, equity loss and discontinued operations	(15,128)	14,282	(44,906)	19,877

Income tax benefit (expense)	17,833	(39)	17,803	(108)
Equity loss	(1,044)	(1,526)	(2,963)	(8,672)

Income (loss) from continuing operations	1,661	12,717	(30,066)	11,097
Income (loss) from discontinued operations	196,453	2,120	232,107	12,484
Net income (loss)	198,114	14,837	202,041	23,581
Less: Net income (loss) attributable to the noncontrolling interest	(2,067)	175	(7,018)	592
Net income (loss) attributable to ICG	$ 200,181	$ 14,662	$ 209,059	$ 22,989

Amounts attributable to ICG common shareholders:
Net income (loss) from continuing operations	$ 3,035	$ 13,451	$ (25,437)	$ 12,703
Net income (loss) from discontinued operations	197,146	1,211	234,496	10,286
Net income (loss) attributable to ICG common shareholders	$ 200,181	$ 14,662	$ 209,059	$ 22,989

Basic net income (loss) per share:
Income (loss) from continuing operations attributable to ICG common shareholders	$ 0.08	$ 0.38	$ (0.70)	$ 0.35
Income (loss) from discontinued operations attributable to ICG common shareholders	5.38	0.03	6.42	0.29
Income (loss) attributable to ICG common shareholders	$ 5.46	$ 0.41	$ 5.72	$ 0.64

Diluted net income (loss) per share:
Income (loss) from continuing operations attributable to ICG common shareholders	$ 0.08	$ 0.37	$ (0.70)	$ 0.35
Income (loss) from discontinued operations attributable to ICG common shareholders	5.10	0.03	6.42	0.28
Income (loss) attributable to ICG common shareholders	$ 5.18	$ 0.40	$ 5.72	$ 0.63

Shares used in computation of basic net income (loss) per common share attributable to ICG common shareholders	36,664	35,840	36,536	35,890
Shares used in computation of diluted net income (loss) per common share attributable to ICG common shareholders	38,680	36,912	36,536	36,554

ICG Group, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2013	2012

ASSETS
Cash and cash equivalents	$ 334,656	$ 20,872
Restricted cash	1,242	408
Accounts receivable, net	11,300	7,974
Prepaid expenses and other current assets	5,907	2,630
Assets of discontinued operations	--	229,605
Total current assets	353,105	261,489
Marketable securities	--	327
Fixed assets, net	5,840	8,069
Goodwill and Intangibles, net	149,244	149,637
Cost and equity method investments	20,373	26,340
Other assets, net	1,179	1,197
Total Assets	$ 529,741	$ 447,059

LIABILITIES AND EQUITY
Current maturities of other long-term debt	$ 4,678	$ 336
Accounts payable	2,970	4,260
Accrued expenses	5,062	2,809
Accrued compensation and benefits	8,732	5,626
Deferred revenue	21,830	16,603
Liabilities of discontinued operations	--	63,917
Total current liabilities	43,272	93,551
Long-term debt	7,232	9,645
Other non-current liabilities	1,980	1,448
Total Liabilities	52,484	104,644
Redeemable noncontrolling interest	3,442	3,383
Equity:
Controlling (ICG) equity	450,161	265,898
Noncontrolling interest	23,654	73,134
Total Equity	473,815	339,032
Total Liabilities, Redeemable noncontrolling interest and Equity	$ 529,741	$ 447,059

ICG Group, Inc.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	2012				2013
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
GAAP Net income (loss) attributable to ICG:	($7,020)	($5,994)	$21,341	$14,662	$19,068	($6,858)	($3,332)	$200,181
Add back:
Share-based compensation	1,466	1,589	1,672	1,521	2,063	2,096	1,880	844
Amortization of intangibles	398	1,409	1,511	1,519	2,491	1,544	2,176	2,259
Impairment related and other	--	141	654	334	170	127	470	3,607
Other (income) loss, net	(157)	(1,470)	(31,223)	(24,970)	64	46	68	4,032
Acquired businesses' deferred revenue	--	2,537	1,593	1,062	753	605	90	76
Equity loss	2,303	3,236	1,608	1,525	701	923	295	1,044
Current non-cash income tax benefit on discrete item	(605)	(526)	1,131	--	--	--	--	(18,017)
Income from discontinued operations	(1,031)	(5,856)	(3,476)	(2,120)	(28,226)	(2,448)	(5,010)	(196,453)
Impact of non-controlling interest (NCI) for discontinued operations	191	717	380	897	(2,267)	283	290	(693)
Non-GAAP net income (loss)	($4,455)	($4,217)	($4,809)	($5,570)	($5,183)	($3,682)	($3,073)	($3,120)

GAAP Net income (loss) per diluted share:	($0.19)	($0.17)	$0.59	$0.40	$0.52	($0.19)	($0.09)	$5.18
Add back:
Share-based compensation	$0.04	$0.05	$0.05	$0.04	$0.06	$0.06	$0.05	$0.02
Amortization of intangibles	$0.01	$0.04	$0.04	$0.04	$0.07	$0.04	$0.06	$0.06
Impairment related and other	$0.00	$0.00	$0.02	$0.01	$0.00	$0.00	$0.01	$0.09
Other (income) loss, net	($0.00)	($0.04)	($0.88)	($0.69)	$0.00	$0.00	$0.00	$0.10
Acquired businesses' deferred revenue	$0.00	$0.07	$0.05	$0.03	$0.02	$0.02	$0.00	$0.00
Equity loss	$0.06	$0.09	$0.05	$0.04	$0.02	$0.03	$0.01	$0.03
Current non-cash income tax benefit on discrete item	($0.02)	($0.02)	$0.03	$0.00	$0.00	$0.00	$0.00	($0.47)
Income from discontinued operations	($0.03)	($0.16)	($0.09)	($0.06)	($0.77)	($0.07)	($0.13)	($5.08)
Impact of non-controlling interest (NCI) for discontinued operations	$0.01	$0.02	$0.01	$0.03	($0.06)	$0.01	$0.01	($0.02)
Non-GAAP net income (loss) per diluted share	($0.12)	($0.12)	($0.13)	($0.16)	($0.14)	($0.10)	($0.08)	($0.09)

Shares used in calculation of GAAP net income (loss) per share attributable to ICG:
Basic	36,156	35,917	35,650	35,840	36,713	36,468	36,303	36,664
Diluted	36,156	35,917	36,273	36,912	36,713	36,468	36,303	38,680

Shares used in calculation of non-GAAP net income (loss) per share attributable to ICG:
Basic	36,156	35,917	35,650	35,840	36,713	36,468	36,303	36,664
Diluted	36,156	35,917	35,650	35,840	36,713	36,468	36,303	36,664

About ICG's Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.  ICG strongly urges investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release.

ICG's management believes that its non-GAAP financial measures provide useful information to investors because they allow investors to view the business through the eyes of management and provide meaningful supplemental information regarding ICG's operating results, as they exclude amounts that ICG excludes as part of its monitoring of operating results and assessment of the performance of the business.

ICG presents the following non-GAAP financial measures in this release:  (1) organic revenue growth, (2) non-GAAP net income (loss) (also referred to as adjusted net income (loss)) and (3) non-GAAP net income (loss) per diluted share (also referred to as adjusted net income (loss) per diluted share).  ICG excludes items from these non-GAAP financial measures as described below.

Organic revenue growth is GAAP revenue growth adjusted to

  Exclude revenue from tuck-in acquisitions that occurred in 2013,
  Exclude revenue unrelated to ICG's current consolidated companies (Bolt, GovDelivery and MSDSonline),
  Add back revenue related to ICG's current consolidated companies for periods prior to their respective dates of consolidation, and
  Add back acquired businesses deferred revenue related to ICG's current consolidated companies.

ICG management believes these adjustments provide investors with a more complete understanding of revenue trends by providing revenue growth on a consistent basis. The following table is the reconciliation of GAAP revenue growth to non-GAAP organic revenue growth:

	For the three months ended	For the twelve months ended
	December 31, 2013	December 31, 2013
GAAP revenue growth	96%	122%
Adjustments described above	(61%)	(84%)
Organic revenue growth	35%	38%

Non-GAAP net income (loss), excludes the additional following items:

  Share-based compensation. ICG excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors primarily because they are non-cash expenses that ICG does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of ICG's results with results of other companies.

  Amortization of intangibles. ICG excludes amortization of acquired intangibles, primarily customer relationships and technology, because they are expenses that ICG does not consider part of ongoing operating results when assessing the performance of its business, and ICG believes that doing so facilitates comparisons to its historical operating results and to the results of other companies.

  Impairment-related and other costs. ICG excludes the effect of impairment-related and other costs, which primarily include impairment charges, revaluation of contingent consideration, restructuring and severance fees, acquisition related costs, legal and settlement costs and other one-time costs, because ICG does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on ICG's operations.

  Other income (loss), net. ICG excludes the effect of other income (loss), net, which primarily includes transaction-driven gains and losses, as well as certain foreign currency impacts, because ICG does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on ICG's operations.

  Acquired businesses' deferred revenue. ICG includes acquired businesses' previously deferred revenues that are not recognized under GAAP because ICG considers them a part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on its operations.

  Equity loss. In accordance with GAAP, ICG recognizes its share of the earnings or losses of each company accounted for under the equity method and adjusts the carrying amount for each such company for its share of the earnings or losses of the company. ICG excludes GAAP equity income (loss) because it is significantly impacted by factors outside its direct control.

  Current non-cash income tax benefit on discrete items. ICG excludes the impact of any current non-cash income tax benefit associated with discrete items as ICG believes it is useful for investors to understand the effect of this item and ICG does not consider them a part of ongoing operating results when assessing the performance of its business.

  Income of discontinued operations. ICG excludes the income (loss) of discontinued operations as ICG believes it is useful for investors to understand the effect of this item for all periods presented as ICG does not consider them a part of ongoing operating results when assessing the performance of its business.

  Impact of non-controlling interest (NCI) on discontinued operations. ICG does not own 100% of the discontinued operations presented. Therefore ICG excludes the impact of the NCI on discontinued operations as ICG believes it is useful for investors to understand the effect of this item for all periods presented as compared to what has historically been provided as ICG does not consider them a part of ongoing operating results when assessing the performance of its business.

Non-GAAP net income (loss) per diluted share is calculated as follows:

  Non-GAAP net income (loss) (as defined above) is the numerator.

  Shares used in calculation of non-GAAP net income (loss) per diluted share. For periods where GAAP and non-GAAP net income (loss) are both losses, ICG uses the same number of shares used to calculate GAAP and non-GAAP net loss per share. For periods where GAAP and non-GAAP net income (loss) are both income, ICG uses the same number of shares used to calculate GAAP and non-GAAP net income per diluted share. For periods where GAAP net income (loss) is a loss but non-GAAP net income (loss) is income, ICG includes the impact of incremental dilutive securities for the period to determine non-GAAP net income per diluted share. For periods where GAAP net income (loss) is income but non-GAAP net income (loss) is a loss, ICG excludes the impact of incremental dilutive securities for the period to determine non-GAAP net loss per diluted share.

ICG believes that the following considerations apply to the non-GAAP financial measures that it presents:

  ICG's management uses non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share in internal reports used by management in monitoring and making decisions regarding ICG's business, including in monthly financial reports prepared for management and in periodic reports to ICG's Board of Directors.

  An important limitation of ICG's non-GAAP financial measures is that they exclude expenses, some of which may be significant, that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges to exclude from the non-GAAP financial measures.

  To mitigate the limitations associated with non-GAAP financial measures, ICG reconciles its non-GAAP financial measures to the nearest comparable GAAP financial measures and recommends that investors and potential investors do not give undue weight to its non-GAAP financial measures.
CONTACT: Investor inquiries:
         Karen Greene
         ICG
         Investor Relations
         610-727-6900
         IR@icg.com